Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-66426, 333-09021, 333-23985, 333-91101, 333-95715, 333-47378, and 333-103038, and 333-117782) of Universal Electronics Inc. of our report dated March 16, 2005 relating to the consolidated financial statements, consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
March 16, 2005

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